SCHEDULE II
                 INFORMATION WITH RESPECT TO
     TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
       SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                              SHARES
                              PURCHASED        AVERAGE
              DATE            SOLD(-)          PRICE(2)

COMMON STOCK-RELIANCE ELEC CO CLA

   GABELLI PROFIT SHARING PLAN

          10/24/94           10,000            29.8750

   MICHAEL GABELLI

          10/24/94            1,500            29.9050

   MATTHEW GABELLI

          10/24/94            1,500            29.9050

   MARC GABELLI

          10/24/94            1,500            29.9050

   MARC GABELLI

          10/24/94           10,000            29.8750

   ELISA GABELLI

          10/24/94            1,500            29.9050

   MARIO J. GABELLI

          10/25/94           10,000            29.7674

   THE GABELLI PERFORMANCE PARTNERSHIP

          10/25/94          140,000            29.8385

   GIL II, LTD.

          10/21/94           30,000            29.7900

          10/21/94           50,000            29.7900

   GABELLI FUNDS, INC.

                                        Page 48 of 49


    THE GABELLI VALUE FUND,INC.

          10/25/94          719,500            27.8985

    THE GABELLI EQUITY TRUST,INC.

          11/03/94           50,000            30.0500

    THE GABELLI CONVERTIBLE SECURITIES FUND

          10/25/94           50,000            29.8000

    THE GABELLI ABC FUND

          11/22/94           62,500            30.7500

          11/22/94          125,000            30.8400

          11/21/94            3,500            30.7500

  GAMCO INVESTORS, INC.

          11/18/94           10,000            30.2500

          11/18/94            6,000            30.3750

          11/11/94           52,000            30.6250

          11/11/94           29,600-             *DO

  GABELLI ASSOCIATES LTD

          11/22/94           16,000            30.8125

  GABELLI ASSOCIATES FUND

          11/25/94           80,000            30.7500

          11/23/94          100,000            30.7500

          11/22/94            5,800            30.7500

          11/22/94           34,000            30.8125

          11/21/94            1,900            81.9167

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
    OF GAMCO INVESTORS, INC.

                                             Page 49 of 49